Exhibit 15.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-240180, No. 333-224391 and No.333-212406) and Form F-3 (No. 333-280544) of HUTCHMED (China) Limited of our report dated March 5, 2026 relating to the financial statements of Shanghai Hutchison Pharmaceuticals Limited, which appears in this Annual Report on Form 20-F of HUTCHMED (China) Limited.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

March 5, 2026